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                                                                   Exhibit 23(b)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1998 Incentive Equity Plan of The Lamson & Sessions Co. of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in its Annual Report on Form 10-K for the year ended January 3, 1998, filed with the Securities and Exchange Commission.

                                                 ERNST & YOUNG LLP


Cleveland, Ohio
August 20, 1998